INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 033-93210) of our report dated February 12, 1999 appearing in the Annual Report on Form 10-K of ISB Financial Corporation for the year ended December 31, 1998.


/s/Castaing, Hussey, Lolan & Dauterive, LLP

New Iberia, Louisiana
June 2, 1999









          525 Weeks Street  P.O. Box 14240 x New Iberia, Louisiana 70562-4240
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                   Society of Louisiana Certified Public Accountants